Exhibit 99.1

The Marygold Companies Reports Financial Results

For Fiscal Year and Fourth Quarter Ended June 30, 2026

San Clemente, Calif., September 18, 2026 – The Marygold Companies, Inc. (the “Company”) (NYSE American: MGLD), a diversified global holding firm with a focus on financial services, today reported financial results for the fiscal year and fourth quarter ended June 30, 2026.

Revenue for fiscal 2026 grew 8% to $25.3 million, from $23.4 million for fiscal 2025. The Company narrowed its net loss to $4.4 million, or a net loss of $0.10 per share, from a net loss of $5.8 million, or a net loss of $0.14 per share, for the prior fiscal year.

For the fourth quarter ended June 30, 2026, revenue increased 26% to $6.9 million, from $5.5 million for the year-ago quarter. The Company’s net loss was $3.7 million, equal to a net loss of $0.09 per share, versus a net loss of $1.5 million, equal to a net loss of $0.04 per share, for the quarter ended June 30, 2025. Marygold’s net loss for the most recent fourth quarter primarily reflected the write-off of intangible assets of $2.7 million resulting from losses incurred by the Company’s UK financial services business and the impairment of a certain illiquid investment totaling $0.9 million.

At the close of fiscal 2026, stockholders’ equity totaled $19.2 million, compared with $23.0 million at the close of fiscal 2025. Total assets at the 2026 fiscal year-end amounted to $24.0 million, versus $30.4 million last year. The Company had cash and cash equivalents of $2.9 million at the end of fiscal 2026, compared with $5.0 million at the end of fiscal 2025.

“Our largest operating unit, USCF Investments, delivered strong growth in fiscal 2026, with revenue increasing 23%, fueled by a 41% rise in average assets under management (AUM.) Average AUM increased to $4.1 billion for the year, up from $2.9 billion in the prior fiscal year, driven primarily by heightened energy-related commodity prices amid ongoing geopolitical uncertainty,” said David Neibert, Chief Operations Officer.

“While higher shipping and raw material costs weighed on margins across our consumer-facing subsidiaries, operational improvements helped to lower overall losses globally. Leading the way domestically was Original Sprout, which achieved 13% revenue growth and a return to profitability after we successfully transformed our sales strategy to align with changing customer shopping preferences,” Neibert added.

Nicholas Gerber, Chief Executive Officer, said, “Fiscal 2026 was a year of purposeful transformation for the Company. We made disciplined, strategic decisions to strengthen our foundation, concentrate resources on our core fund management businesses, and position the company for long-term success. As part of this process, we designated our New Zealand subsidiaries as discontinued operations, meaning we have put them up for sale, while maintaining operational support throughout the transition. We sold our Canadian security business at the start of the year, and we made the painful decision to pause our fintech operations both in the U.S. and the U.K. While the changes we made resulted in substantial non-cash write-offs that produced an operating loss for the year, we’re now positioned to operate with less overhead and expect to be on a path to profitability in the coming fiscal year. We are committed to taking the right actions now in order to secure a return for our shareholders in the long-term.”

Business Units

The Company’s USCF Investments subsidiary, https://www.uscfinvestments.com/, acquired in 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 17 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in 2020, Printstock Products Limited, https://www.printstock.co.nz, is a printer of specialized food wrappers and is located in Napier, New Zealand.

San Clemente, Calif.-based Original Sprout, www.originalsprout.com, acquired in 2017, produces a full line of hair and skin care products distributed throughout the U.S. and in many regions throughout the world.

Marygold & Co. (UK) Limited, https://marygoldandco.uk/, was established in the U.K. in 2021 and operates through two U.K.-based investment advisory business units: Marygold & Co Limited (fka/Tiger Financial and Asset Management), acquired in 2022, http://www.tfam.co.uk/, and Step-by-Step Financial Planners, acquired in 2024, https://www.sbsfp.co.uk/, that manage clients’ financial wealth across a diverse product range. They also offer individuals and businesses in the U.K. a mobile fintech app that provides a high interest rate on deposits and intuitive money management tools.

About The Marygold Companies, Inc.

The Marygold Companies, Inc. was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, and beauty products, under the trade names USCF Investments, Marygold & Co., Step-By-Step Financial Planners, Marygold & Co. Limited, Gourmet Foods, Printstock Products, and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, and the U.K. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements, including, but not limited to “..expect to be on a path to profitability”, involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Readers should refer to the further detail of the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more information, contact:

Roger S. Pondel

PondelWilkinson

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-218-8542

dneibert@themarygoldcompanies.com

(Financial Tables Follow)

THE MARYGOLD COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended June 30,
	2026	2025

Revenue
Fund management - related party	$21,126	$17,135
Beauty products	3,367	2,974
Security systems	-	2,471
Financial services	820	854
Revenue	25,313	23,434

Cost of revenue	1,864	3,163

Gross profit	23,449	20,271

Operating expense
Salaries and compensation	9,202	10,781
Fund operations	7,773	5,222
General and administrative expense	6,347	8,175
Impairment loss	3,605	-
Marketing and advertising	2,296	2,460
Depreciation and amortization	238	468
Total operating expenses	29,461	27,106

Loss from continuing operations	(6,012)	(6,835)

Other income (expense):
Interest and dividend income	365	1,384
Interest expense	(67)	(1,166)
Other income (expense), net	909	(939)
Total other income (expense), net	1,207	(721)

Loss from continuing operations before income taxes	(4,805)	(7,556)

Benefit from income taxes	277	1,562

Net loss from continuing operations	(4,528)	(5,994)

Net income from discontinued operations	157	174

Net loss	$(4,371)	$(5,820)

Weighted average shares of common stock
Basic and diluted	42,956	41,701

Net loss per common share
Basic and diluted	$(0.10)	$(0.14)

THE MARYGOLD COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2026	June 30, 2025

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,880	$5,004
Accounts receivable, net (of which $2,684 and $1,281, respectively, due from related parties)	2,892	1,778
Inventories	1,051	928
Prepaid income tax and tax receivable	814	833
Investments, at fair value	7,848	7,829
Other current assets	513	1,046
Total current assets	15,998	17,418

Restricted cash	-	51
Property and equipment, net	22	609
Operating lease right-of-use asset	429	599
Goodwill	-	2,206
Intangible assets, net	-	937
Deferred tax assets, net	3,599	3,440
Assets held for sale	2,517	2,821
Other assets	1,414	2,339
Total assets	$23,979	$30,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,364	$3,224
Operating lease liabilities, current portion	314	307
Advance from buyer of Brigadier Security Systems	-	720
Purchase consideration payable, current portion	-	257
Note payable, current portion	-	1,268
Total current liabilities	3,678	5,776

Operating lease liabilities, net of current portion	154	341
Deferred tax liabilities, net	-	221
Liabilities associated with assets held for sale	921	1,095
Total long-term liabilities	1,075	1,657
Total liabilities	4,753	7,433

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000 shares authorized; Series B: 13 shares issued and outstanding at both June 30, 2026 and 2025, respectively	-	-
Common stock, $0.001 par value; 900,000 shares authorized; 42,712 and 42,818 shares issued and outstanding at June 30, 2026 and 2025, respectively	42	42
Additional paid-in capital	15,270	15,167
Accumulated other comprehensive income (loss)	87	(420)
Retained earnings	3,827	8,198
Total stockholders’ equity	19,226	22,987
Total liabilities and stockholders’ equity	$23,979	$30,420